Exhibit 99.2

Neustar Acquires Aggregate Knowledge
Media Intelligence Platform Enhances Neustar’s Capabilities in Marketing Analytics

STERLING, VA, October 30, 2013 — Neustar, Inc. (NYSE: NSR), a trusted neutral provider of real-time information and analysis, today announced it has acquired Aggregate Knowledge, Inc., a leading campaign and predictive analytics platform for advertising agencies and brand marketers.
The combination of Neustar’s real-time, offline and online marketing solutions and Aggregate Knowledge's media intelligence platform provides agencies and marketers the ability to plan, target, engage and measure cross-channel campaigns more effectively in a single view. The comprehensive workflow solution allows marketers to tailor their media spending plans, efficiently reach target audiences, and improve performance and engagement across devices and channels. This privacy-by-design marketing suite will help clients drive greater campaign success and increase return on investment.
“Aggregate Knowledge brings us a highly scalable data management platform that many of our existing customers already utilize in conjunction with our data analytics services, as well as a recognized ability to increase ROI on customer campaigns and an experienced management team,” said Lisa Hook, Neustar President and Chief Executive Officer. “These assets represent a strong fit with our strategic vision and our existing capabilities, enabling us to provide a unified marketing solution that links disparate media and audience intelligence in a centralized real-time platform. This platform allows agencies and brands to interact with target audiences using the most effective channels while immediately measuring a campaign’s performance.”
“The power of actionable and intelligent data insights has fundamentally changed how brands engage with customers. The winners will be the marketers that invest in the technology and tools needed to successfully navigate this dynamic landscape,” said Scott Hagedorn, Chief Executive Officer of Annalect, a division of Omnicom Media Group. “The combination of Neustar and Aggregate Knowledge is a great example of the market responding.  We’re also excited about the mobile and retail opportunities that it will enable.”
About Neustar, Inc.
Neustar, Inc. (NYSE: NSR) is a trusted, neutral provider of real-time information and analysis to the communications services, financial services, retail, and media and advertising sectors. Neustar applies its advanced, secure technologies to help its clients promote and protect their businesses. More information is available at www.neustar.biz.

About Aggregate Knowledge, Inc.
Aggregate Knowledge offers advertisers and agencies a scientific methodology to pinpoint where to reach highest performing customers in a single platform. Aggregate Knowledge's patented Media Intelligence Platform™ (MIP) combines both media and audience data, enabling marketers to effectively allocate media dollars, resulting in increased reach and improved media spend efficiency.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements in this press release regarding Neustar, Inc.’s proposed acquisition of Aggregate Knowledge including, without limitation, benefits and synergies of the proposed transaction and any other statements regarding future expectations, beliefs, goals or business prospects constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. The company cannot assure you that its expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated. Among the important factors that could cause future events or results to vary from those addressed in the forward–looking statements include without limitation, risks and uncertainties arising from difficulties with the integration process or the realization of the benefits of the transaction; and the reaction of the users of the acquired business. More information about potential factors that could affect the company's business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent periodic reports. All forward-looking statements are based on information available to the company on the date of this press release, and the company undertakes no obligation to update any of the forward-looking statements after the date of this press release.

Contact Info:

Investor Relations Contact Dave Angelicchio (571) 434-3443 InvestorRelations@neustar.biz	Media Contact Kim Hart (202) 533-2934 Kim.Hart@neustar.biz